UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

CHART ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35762	45-28532218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o The Chart Group, L.P. 555 Fifth Avenue, 19th Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-350-1150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As a result of the meeting of stockholders described in Item 5.07 below, on September 5, 2014, Chart Acquisition Corp. (the “Company”) entered into the Trust Agreement (as defined below) with Continental (as defined below), a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on March 7, 2014, the Company received a written notice on March 4, 2014, from the staff of the Listing Qualifications Department of the NASDAQ Stock Market (the “Staff”) indicating that the Company was not in compliance with Listing Rule 5550(a)(3) (the “Minimum Public Holders Rule”), which requires the Company to maintain a minimum of 300 public holders for continued listing on the NASDAQ Capital Market (“Nasdaq”). Subsequently, the Staff accepted the Company’s plan to regain compliance with the Minimum Public Holders Rule and provided the Company until September 2, 2014 to evidence such compliance. On September 5, 2014, the Company received a letter from the Staff stating that the Company had failed to evidence compliance with the Minimum Public Holders Rule by September 2, 2014, and that, accordingly, the Staff has determined to initiate procedures to delist the Company’s securities from Nasdaq, unless the Company appeals such determination on or before September 12, 2014. The Company intends to appeal the Staff’s delisting determination in front of a hearings panel and the Company’s securities will continue to trade on Nasdaq while such appeal is pending. There is no assurance that the Company will be successful in its appeal of the delisting determination.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the meeting of stockholders described in Item 5.07 below, on September 5, 2014, the Company filed with the Secretary of State of the State of Delaware the Company’s Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 5, 2014, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the stockholders approved the following items: (i) an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) extending the date by which the Company must consummate its initial business combination from September 13, 2014 to March 13, 2015 (the “Business Combination Deadline Amendment”), (ii) an amendment to the Charter permitting stockholders to redeem their public shares for a pro rata portion of the funds available in the Company’s trust account (the “Trust Account”) and authorizing the Company and Continental Stock Transfer & Trust Company (“Continental”), the trustee of the Trust Account, to disburse such redemption payments (the “Redemption Rights Amendment”) and (iii) an amendment and restatement of the Investment Management Trust Agreement (as amended and restated, the “Trust Agreement”) between the Company and Continental permitting distributions from the Trust Account to those persons holding shares of common stock comprising part of the units sold in the Company’s initial public offering who wish to exercise their redemption rights in connection with the Meeting, and extending the date on which to liquidate the Trust Account in accordance with the Trust Agreement to March 13, 2015 (the “Trust Amendment”). The affirmative vote of holders of at least sixty-five percent of the issued and outstanding shares of the Company was required to approve each of the proposals. The number of shares of common stock presented for redemption was 964,691.

Set forth below are the final voting results for each of the proposals:

Business Combination Deadline Amendment

The Extension Amendment was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
8,750,090	148,099	100,000

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Redemption Rights Amendment

The Redemption Rights Amendment was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
8,896,487	1,702	100,000

Trust Amendment

The Trust Amendment was approved. The voting results were as follows:

Votes For	Votes Against	Abstentions
8,896,487	1,702	100,000

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Certificate of Incorporation, dated September 5, 2014

10.1	Amended and Restated Investment Management Trust Agreement, dated September 5, 2014, by and between Chart Acquisition Corp. and Continental Stock Transfer & Trust Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHART ACQUISITION CORP.

Date: September 5, 2014	By:	/s/ Michael LaBarbera
Name: Michael LaBarbera
Title: Chief Financial Officer

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